Exhibit 99.1

[SIRVA, Inc. logo]

news release

FOR IMMEDIATE RELEASE

SIRVA Reports Strong Results For the Second Quarter

Operating revenue up more than 15 percent

Net income up nearly three-fold to $17.5 Million at $0.23 per share

CHICAGO, August 5, 2004 – SIRVA, Inc. (NYSE: SIR), a global relocation services provider, today reported net income of $17.5 million, or $0.23 per diluted share, for the second quarter ended June 30, 2004.  This represents an $11.3 million increase from the company’s net income of $6.2 million, or $0.09 per diluted share, for the second quarter of 2003.

Excluding one-time items, SIRVA reported earnings of $0.24 per diluted share in the second quarter, more than double the second quarter of 2003.

SIRVA’s operating revenue for the second quarter of 2004 was $668.8 million, an increase of 15.4 percent from $579.8 million in operating revenue for the second quarter 2003.  The company’s revenue less Purchased Transportation Expense (PTE), or net revenue, was $319.7 million for the second quarter of 2004, up 23.1 percent from $259.7 million in net revenue for the second quarter of last year.  SIRVA’s second quarter 2004 income from operations was $33.0 million, up 33.6 percent from $24.7 million in income from operations for the second quarter of 2003.

“We are very pleased with our second quarter results,” said Brian Kelley, president and chief executive officer of SIRVA.  “We continue to grow market share and execute our ‘Relocation Redefined’ strategy in the marketplace.”

Relocation Solutions North America had another excellent quarter and continued to drive market share gain.  Home sale initiations were up 49 percent year over year, the highest in SIRVA history and well above the growth rates of recent quarters.  Importantly, SIRVA continued to build its customer pipeline in the quarter with the addition of a number of large clients, including Adobe, CSX, Valeo, Twentieth Century Fox, Interstate Brands and Jet Blue.  Operating revenue in moving services grew 10 percent on strong shipments across consumer, military/government and corporate segments.  Corporate shipments were higher on a year-over-year basis for the first time in 14 quarters.

“We continue to invest in our European and Asia Pacific operations with the goal of developing a powerful selling and marketing capability across the rest of the world like we have in the U.S.,” Kelley said.  “We are building the infrastructure for future growth.”

Outlook

With strong performance in the first half of the year, the company remains confident that it will deliver on its stated objective of $1.17 - $1.20 earnings per share for 2004, based on an average sharecount assumption of 75.5 million shares.  With the exercise of the Exel warrants, the average sharecount will now be approximately 77.1 million shares in the third and fourth quarters.  Accounting for this impact, the company’s revised guidance for 2004 is a range of $1.15 - $1.18 per diluted share.

SIRVA’s financial data for the second quarter ended June 30, 2004, are included with this news release.

Use of Non-GAAP Financial Measures

In an effort to provide investors with additional information regarding SIRVA’s results as determined by generally accepted accounting principles (GAAP), the company also discloses certain non-GAAP financial measures within the meaning of Regulation G under the federal securities laws, including earnings per share, excluding one-time items, and revenue less PTE, or net revenue.  Management believes this information is of interest to investors and facilitates more useful period-to-period comparisons of the company’s financial results.  Pursuant to the requirements of Regulation G, the company has attached reconciliations of these measures to the most directly comparable GAAP financial measures.  In addition, the Investor Relations portion of SIRVA’s Web site (www.sirva.com) provides detailed information on additional non-GAAP financial measures and, as appropriate, a reconciliation of the measure to the most directly comparable GAAP measure.

Webcast

SIRVA will hold a conference call to discuss its results for the second quarter ended June 30, 2004, on Thursday, August 5, 2004, at 10 a.m. Eastern Time (ET).  SIRVA’s call will be Webcast by CCBN and can be accessed through the investor relations portion of SIRVA’s Web site at www.sirva.com.  It also will be distributed over CCBN’s Investor Distribution Network to both institutional and individual investors.  Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network.  Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents, at www.streetevents.com.  A replay of the call will be available through the investor relations portion of SIRVA’s Web site starting at 1 p.m. ET on August 5.

About SIRVA, Inc.

SIRVA, Inc. is a leader in providing relocation solutions to a well-established and diverse customer base around the world.  The company is the leading global provider that can handle all aspects of relocations end-to-end within its own network, including home purchase and home sale services, household goods moving, mortgage services and insurance. SIRVA conducts more than 365,000 relocations per year, transferring corporate and government employees and moving individual consumers.  The company operates in more than 40 countries with more than 7,800 employees and an extensive network of agents and other service providers.  SIRVA’s well-recognized brands include Allied, northAmerican, Global, and SIRVA Relocation in North America; Pickfords in the U.K.; Huet in France; Kungsholms in Sweden; ADAM in Denmark; Majortrans in Norway; Arthur Pierre in Belgium; Rettenmayer in Germany; Varekamp in The Netherlands; and Allied Pickfords in the Asia Pacific region.  More information about SIRVA can be found on the company’s Web site at www.sirva.com.

Relocation Solutions – North America

This segment is SIRVA’s largest business unit and sells to customers in North America under the Allied, Global, northAmerican and SIRVA Relocation brands.  The services it provides include home purchase and home sale services, household goods moving, mortgage services, appraisal and title services, expense management, expatriate services and high-value products moving.

Relocation Solutions – Europe & Asia Pacific

This segment provides the same services as Relocation Solutions – North America, but to customers in Europe and Asia, under the ADAM, Allied Pickfords, Arthur Pierre, Kungsholms, Huet, Majortrans, and Pickfords brands.

Network Services

This segment offers a wide range of services – including insurance, fleet maintenance programs, equipment and fuel purchasing and legal/tax services – to moving and storage agents, independent owner-operators and small truck fleets under the NAIT, TransGuard and Vanguard brands.

Transportation Solutions

This segment provides inventory management solutions using proprietary asset management technology to coordinate a variety of services such as order fulfillment, project-specific delivery management and the tracing of products through customers’ supply chains.

Forward-Looking Statements

This release includes statements that constitute forward-looking statements within the meaning of the U. S. Private Securities Litigation Reform Act of 1995.  Words such as “expects,” “believes,” “anticipates,” “includes,” “plans,” “assumes,” “will,” “estimates,” “projects,” “intends,” or variations of such words are generally part of forward-looking statements.  Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon SIRVA, Inc. and its subsidiaries.  There can be no assurance that future developments affecting SIRVA, Inc. and its subsidiaries will be those anticipated by management.  These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including without limitation the factors described under the caption “Business-Investment Considerations” and other risks described in SIRVA, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission on March 26, 2004.  SIRVA, Inc. does not intend, and is under no obligation, to update any particular forward-looking statement included in this release.  Readers should consider the information referred to above when reviewing forward-looking statements contained in this release.

Investor Contact

John Springer

Vice President

Investor Relations

630-468-4797

Media Contacts

Jim Trainor

Vice President

Corp. Communications

630-468-4828 (work)

630-334-7865 (cell)

Chris Tofali

Broadgate Consultants

212-232-2226

# # #

SIRVA, Inc.

Condensed Consolidated Balance Sheets

At June 30, 2004 and December 31, 2003

(Dollars in millions)

(Unaudited)

	June 30,	December 31,
	2004	2003
Current assets:
Cash and cash equivalents	$116.1	$63.1
Short-term investments	6.4	7.8
Accounts and notes receivable, net	404.0	333.7
Relocation properties related receivables	96.3	39.1
Mortgages held for resale	91.0	58.1
Relocation properties held for resale, net	62.5	89.1
Deferred income taxes	37.1	37.1
Other current assets	35.5	33.2
Total current assets	848.9	661.2

Investments	102.2	90.3
Property and equipment, net	171.5	181.0
Goodwill, net	354.4	355.1
Intangible assets, net	230.7	228.4
Other long-term assets, net	32.8	33.4
Total long-term assets	891.6	888.2
Total assets	$1,740.5	$1,549.4

Current liabilities:
Current portion of long-term debt	$2.6	$0.6
Current portion of capital lease obligations	4.2	4.5
Mortgage warehouse facility	88.5	55.5
Relocation financing facilities	33.7	40.1
Other short-term debt	1.1	0.8
Accounts payable	102.4	83.4
Relocation properties related payables	127.0	99.5
Accrued transportation expense	93.1	69.7
Insurance and claims reserves	78.2	80.3
Accrued income taxes	12.8	6.7
Other current liabilities	176.8	168.2
Total current liabilities	720.4	609.3

Long-term debt	443.7	427.5
Capital lease obligations	16.7	18.1
Deferred income taxes	40.3	35.8
Other long-term liabilities	63.7	63.4
Total long-term liabilities	564.4	544.8
Total liabilities	1,284.8	1,154.1

Stockholders’ equity:
Common stock	0.8	0.7
Additional paid-in-capital	482.4	446.5
Common stock purchase warrant	—	0.6
Unearned compensation	(2.3)	(3.2)
Accumulated other comprehensive loss	(18.4)	(18.5)
Accumulated income (deficit)	3.3	(20.7)
Total paid-in-capital and accumulated deficit	465.8	405.4
Less cost of treasury stock	(10.1)	(10.1)
Total stockholders’ equity	455.7	395.3
Total liabilities and stockholders’ equity	$1,740.5	$1,549.4

SIRVA, Inc.

Consolidated Income Statements

For the three and six months ended June 30, 2004 and 2003

(Dollars in millions except share and per share data)

(Unaudited)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30,	June 30,	June 30,	June 30,
	2004	2003	2004	2003
Operating revenues	$668.8	$579.8	$1,197.7	$1,054.0

Operating expenses:
Purchased transportation expense	349.1	320.1	612.4	576.0
Other direct expense	182.4	144.9	337.3	268.5
Total direct expenses	531.5	465.0	949.7	844.5

Gross margin	137.3	114.8	248.0	209.5

General and administrative expense	102.4	88.8	194.7	169.2
Intangibles amortization	1.9	1.3	3.9	2.8
Income from operations	33.0	24.7	49.4	37.5

Other income (expense)	0.7	(0.1)	0.6	(0.2)
Debt extinguishment expense	0.6	—	0.6	—
Interest expense	6.8	15.1	13.5	30.1
Income before income taxes	26.3	9.5	35.9	7.2

Provision for income taxes	8.8	3.3	11.9	2.5
Net income	$17.5	$6.2	$24.0	$4.7

Net income per share - basic	$0.25	$0.09	$0.34	$0.04
Net income per share - diluted	$0.23	$0.09	$0.32	$0.04

Average number of shares outstanding - basic	70,940,651	56,537,026	70,694,529	56,547,003
Average number of shares outstanding - diluted	75,631,919	58,594,518	75,428,211	58,341,788

SIRVA, Inc.

Condensed Consolidated Statements of Cash Flows

For the six months ended June 30, 2004 and 2003

(Dollars in millions)

(Unaudited)

	Six Months	Six Months
	Ended	Ended
	June 30,	June 30,
	2004	2003
Cash flows from operating activities:
Net income	$24.0	$4.7
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	26.6	25.1
Deferred income taxes	4.3	5.1
Other adjustments	(3.2)	2.1
Change in operating assets and liabilities, net of effect of acquisition:
Accounts and notes receivable	(69.3)	(56.8)
Mortgages held for resale, net	(33.0)	(37.1)
Relocation properties related assets & liabilities	(2.2)	(10.3)
Accounts payable	17.2	(2.9)
Other current assets and liabilities	37.8	32.9
Other long-term assets and liabilities	1.1	2.9
Net cash provided by (used for) operating activities	3.3	(34.3)

Cash flows from investing activities:
Additions of property and equipment	(13.5)	(9.7)
Purchases of investments, net of proceeds	(9.9)	(5.6)
Acquisitions, net of cash acquired	(8.5)	(30.8)
Other investing activities	6.8	(1.0)
Net cash used for investing activities	(25.1)	(47.1)

Cash flows from financing activities:
Change in short-term debt	0.3	(0.7)
Change in mortgage warehouse facility	32.9	34.4
Change in relocation financing facilities	(7.1)	15.4
Borrowings on long-term debt	316.5	242.3
Repayments on long-term debt and capital lease obligations	(300.3)	(207.0)
Proceeds from exercise of warrants	35.0	—
Proceeds from issuance of common stock	—	0.6
Other financing activities	(2.4)	4.5
Net cash provided by financing activities	74.9	89.5

Effect of translation adjustments on cash	(0.1)	2.0

Net increase in cash and cash equivalents	53.0	10.1
Cash and cash equivalents at beginning of period	63.1	45.5
Cash and cash equivalents at end of period	$116.1	$55.6

Segment Analysis

Reconciliation of Operating Revenues to Net Revenue and

Reconciliation of Income from Operations to Pro Froma Income from Operations

For the three months ended June 30, 2004 and 2003

(Dollars in millions)

(Unaudited)

	Three Months Ended June 30, 2004
	Global Relocation Solutions
	North	Europe and	Network	Transportation		Total
	America	Asia Pacific	Services	Solutions	Corporate	SIRVA
Operating revenues	$454.7	$130.6	$56.7	$26.8	$—	$668.8
Purchased transportation expense	311.1	30.7	—	7.3	—	349.1
Net revenue (1)	$143.6	$99.9	$56.7	$19.5	$—	$319.7

Income (loss) from operations	$19.0	$3.0	$11.9	$1.2	$(2.1)	$33.0
Unusual items (2)	$—	$—	$(1.1)	$—	$1.7	0.6
Pro forma income (loss) from operations	$19.0	$3.0	$10.8	$1.2	$(0.4)	$33.6

	Three Months Ended June 30, 2003
	Global Relocation Solutions
	North	Europe and	Network	Transportation		Total
	America	Asia Pacific	Services	Solutions	Corporate	SIRVA
Operating revenues	$410.8	$105.1	$39.1	$24.8	$—	$579.8
Purchased transportation expense	290.4	23.7	—	6.0	—	320.1
Net revenue (1)	$120.4	$81.4	$39.1	$18.8	$—	$259.7

Income (loss) from operations	$13.5	$3.0	$9.7	$0.8	$(2.3)	$24.7
Unusual items (2)	$—	$—	$—	$—	$2.1	2.1
Pro forma income (loss) from operations	$13.5	$3.0	$9.7	$0.8	$(0.2)	$26.8

(1)

Our operating revenues represent amounts billed to customers for all aspects of the services that we provide. Where we fulfill the transportation service element using our independent agent network or other third party service providers, we incur purchased transportation expense, or PTE, which is included in the amount billed to our customers. The level of PTE generally increases or decreases in proportion to the operating revenues generated from our transportation services. PTE is one of the items subtracted from our operating revenues in deriving our income (loss) from operations. The metric net revenue is derived by taking operating revenues less PTE.

(2)

For the three months ended June 30, 2004, we incurred $1.2 million of Corporate expense associated with our secondary stock offering completed June 9, 2004 and recognized a gain of $1.1 million in Network Services from the sale of our Fontana, CA fleet services facility. In addition, we recognized $0.5 million and $2.1 million of Corporate expense for equity-based compensation for the three months ended June 30, 2004 and 2003, respectively. These charges were due to stock subscription and stock option grants made to certain managers and directors in June and August 2003. The expense has been recorded as the difference in the subscription or exercise price and the deemed fair value of our common and redeemable common stock on the date of the grant in accordance with APB 25. The total non-cash and equity-based compensation expense to be recognized with respect to these transactions is $6.8 million. We expect to recognize over the option vesting period $1.5 million, $0.9 million, $0.5 million, $0.3 million and $0.1 million in each of 2004, 2005, 2006, 2007 and 2008, respectively.

SIRVA, Inc.

Reconciliation of Non-GAAP or Pro Forma Results

For the three months ended June 30, 2004 and 2003

(Dollars in millions except share and per share data)

(Unaudited)

	Three Months Ended			Three Months Ended
	June 30, 2004			June 30, 2003
	As Reported	Adjustments	Pro Forma	As Reported	Adjustments	Pro Forma
General and administrative expense (a)	$102.4	$(0.6)	$101.8	$88.8	$(2.1)	$86.7
Income from operations	33.0	0.6	33.6	24.7	2.1	26.8
Debt extinguishment expense (b)	0.6	(0.6)	—	—	—	—
Income before income taxes	26.3	1.2	27.5	9.5	2.1	11.6
Provision for income taxes	8.8	0.4	9.2	3.3	0.7	4.0
Net income	$17.5	$0.8	$18.3	$6.2	$1.4	$7.6

Net income per share - basic	$0.25	$0.01	$0.26	$0.09	$0.02	$0.11
Net income per share - diluted	$0.23	$0.01	$0.24	$0.09	$0.02	$0.11

(a)

For the three months ended June 30, 2004, we incurred $1.2 million of expense associated with our secondary stock offering completed June 9, 2004 and recognized a gain of $1.1 million from the sale of our Fontana, CA fleet services facility. In addition, we recognized $0.5 million and $2.1 million of expense for equity-based compensation for the three months ended June 30, 2004 and 2003, respectively. These charges were due to stock subscriptions and stock option grants made to certain managers and directors in June and August 2003. The expense has been recorded as the difference in the subscription or exercise price and the deemed fair value of our common and redeemable common stock on the date of the grant in accordance with APB 25. The total non-cash and equity-based compensation expense to be recognized with respect to these transactions is $6.8 million. We expect to recognize over the option vesting period $1.5 million, $0.9 million, $0.5 million, $0.3 million and $0.1 million in each of 2004, 2005, 2006, 2007 and 2008, respectively.

(c)

The $0.6 million charge for debt extinguishment was due to the repurchase of senior subordinated notes. The tender premium paid on the senior subordinated notes was $0.4 million and we wrote off $0.2 million of deferred debt issuance costs associated with the indentures.